-more- Feb. 23, 2026 ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% ONEOK Announces 2026 Financial Guidance TULSA, Okla. - Feb. 23, 2026 - ONEOK, Inc. (NYSE: OKE) today announced fourth-quarter and full-year 2025 results and 2026 financial guidance. Unless otherwise noted, all results are compared with the same periods in 2024. Fourth-Quarter 2025 Results: • Net income of $978 million, resulting in $1.55 per diluted share. • Adjusted EBITDA of $2.15 billion. • 15% increase in Rocky Mountain region NGL raw feed throughput volumes. • 3% increase in Rocky Mountain region natural gas volumes processed. Higher Full-Year 2025 Results: • Net income of $3.46 billion (includes noncontrolling interests). • 12% increase in net income attributable to ONEOK to $3.39 billion, resulting in $5.42 per diluted share. • 11% increase in EPS (excluding the gain from nonstrategic asset divestitures in 2024). • 18% increase in adjusted EBITDA to $8.02 billion ($8.085 billion excluding transaction costs). • 15% increase in Rocky Mountain region NGL raw feed throughput volumes. • 3% increase in Rocky Mountain region natural gas volumes processed. 2026 Financial Guidance: • Net income midpoint of $3.45 billion. • Earnings per diluted share midpoint of $5.45. • Adjusted EBITDA midpoint of $8.1 billion. • Approximately $2.7 billion to $3.2 billion in total capital expenditures. “ONEOK delivered another year of double-digit earnings growth in 2025, with increased volumes and continued synergy capture from a multi-year acquisition plan highlighting the value created by our integrated systems,” said Pierce H. Norton II, ONEOK president and CEO. Exhibit 99.1

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18%

Feb. 23, 2026

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"Key project completions created significant operating leverage that, combined with stable fee-based earnings, will continue to strengthen our financial position and flexibility, all while enhancing long-term value," added Norton. "I'm especially proud of our employees, whose unwavering commitment to safe and reliable operations, and disciplined execution of our strategy, position us for continued success."

FOURTH-QUARTER AND FULL-YEAR 2025 FINANCIAL HIGHLIGHTS:

	Three Months Ended Dec. 31,		Years Ended Dec. 31,	
	2025	2024	2025	2024
	(Millions of dollars, except per share amounts)			
Net income (a) (c)	**$ 978**	$ 1,000	**$ 3,462**	$ 3,112
Net income attributable to ONEOK (a) (c)	**$ 977**	$ 923	**$ 3,393**	$ 3,035
Diluted earnings per common share (a) (c)	**$ 1.55**	$ 1.57	**$ 5.42**	$ 5.17
Adjusted EBITDA (b) (d)	**$ 2,145**	$ 2,174	**$ 8,020**	$ 6,784
Operating income (a) (d)	**$ 1,532**	$ 1,568	**$ 5,741**	$ 4,989
Operating costs	**$ 767**	$ 776	**$ 2,963**	$ 2,496
Depreciation and amortization	**$ 388**	$ 344	**$ 1,514**	$ 1,134
Equity in net earnings from investments	**$ 105**	$ 183	**$ 386**	$ 439
Maintenance capital	**$ 181**	$ 136	**$ 576**	$ 411
Capital expenditures (includes maintenance)	**$ 970**	$ 562	**$ 3,152**	$ 2,021

(a) Amounts for the three months and year ended Dec. 31, 2025, include pretax impacts of $7 million and $81 million, respectively, of transaction costs, related to ONEOK's acquisitions, resulting in a net impact of approximately 1 cent and 10 cents per diluted share after tax, respectively.
(b) Amounts for the three months and year ended Dec. 31, 2025, include $6 million and $65 million, respectively, of transaction costs related to ONEOK's acquisitions. Transaction costs of $1 million and $16 million, respectively, were noncash and not included in adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure used in this release and is explained in greater detail in the Non-GAAP Financial Measures section.
(c) Amounts for the three months and year ended Dec. 31, 2024, include pre-tax gains of $237 million and $286 million, respectively, related to nonstrategic asset divestitures and transaction costs of $56 million and $96 million, respectively, related to ONEOK's acquisitions.
(d) Amounts for the three months and year ended Dec. 31, 2024, include $237 million and $286 million, respectively, related to nonstrategic asset divestitures and transaction costs of $56 million and $73 million, respectively, related to ONEOK's acquisitions.

Highlights:

- $475 million of cumulative acquisition-related synergies achieved through year-end 2025.
- Approximately 90% fee-based earnings in 2025.
- In January 2026, ONEOK increased its quarterly dividend 4% to $1.07 per share, or $4.28 per share annualized.
- In 2025, ONEOK repurchased $62 million of common stock and $789 million (principal amount) of senior notes.
- In 2025, ONEOK extinguished nearly $3.1 billion of long-term debt, including $1.75 billion in the fourth quarter.
- Fourth-quarter 2025 annualized run-rate net debt-to-EBITDA ratio (excluding transaction costs) of 3.8 times as of Dec. 31, 2025.

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ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 3 -more- • In November 2025, ONEOK and its joint venture partners announced an expansion of the Eiger Express Pipeline to 3.7 billion cubic feet per day (Bcf/d) from 2.5 Bcf/d. The expanded capacity is fully subscribed under long-term contracts. • As of year-end 2025, ONEOK had achieved more than 80% of its 2030 combined Scope 1 and Scope 2 emissions reduction target. Full-Year 2025 Financial Performance: ONEOK reported full-year 2025 net income attributable to ONEOK and adjusted EBITDA of $3.39 billion and $8.02 billion, respectively. Results benefited from the positive impact of the EnLink and Medallion acquisitions across ONEOK’s system and higher natural gas liquids (NGLs) and natural gas processing volumes. Additionally, full-year 2025 adjusted EBITDA included $65 million of transaction costs related primarily to the EnLink acquisition. 2026 GUIDANCE: 2026 Guidance Range (Millions of dollars, except per share amounts) ONEOK, Inc. Net income $3,190 - $3,710 Diluted earnings per common share $5.04 - $5.87 Adjusted EBITDA (a) $7,900 - $8,300 Growth capital expenditures $2,105 - $2,645 Maintenance capital expenditures $550 - $600 Segment adjusted EBITDA: Natural Gas Liquids $2,775 - $2,915 Refined Products and Crude $2,175 - $2,275 Natural Gas Gathering and Processing $2,105 - $2,215 Natural Gas Pipelines $825 - $865 Other $20 - $30 (a) Adjusted EBITDA is a non-GAAP measure. A reconciliation to the relevant GAAP measure is included in this news release. 2026 Guidance Range Summary of 2026 Volume Guidance Natural gas liquids raw feed throughput (MBbl/d) 1,450 - 1,550 Refined products volumes shipped (MBbl/d) 1,525 - 1,625 Crude oil volumes shipped (MBbl/d) 1,650 - 1,950 Natural gas processed (MMcf/d) 5,410 - 6,170

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 4 -more- 2026 Financial Guidance: ONEOK’s 2026 net income and adjusted EBITDA guidance includes expected higher earnings in the Natural Gas Liquids, Refined Products and Crude, and Natural Gas Gathering and Processing segments driven by continued earnings from recent acquisitions, fee-based earnings from volume growth and completed projects, and the continued realization of acquisition-related synergies. Continued growth in 2026 is expected to be partially offset by a moderation in producer activity due to the projected commodity price environment for the year. ONEOK’s expectations reflect an average West Texas Intermediate (WTI) crude oil price of approximately $55 to $60 per barrel in 2026. Financial guidance also includes approximately $150 million of incremental commercial and cost synergies related to acquisitions. See the accompanying presentation materials for additional information on synergies achieved to date and 2025 adjusted EBITDA results bridged to both 2025 guidance and 2026 guidance. 2026 Capital Expenditures: Total 2026 capital expenditures are expected to range between $2.7 billion to $3.2 billion. Key projects include ONEOK’s Medford fractionator rebuild, Denver-area refined products expansion, natural gas processing projects in the Permian Basin and infrastructure related to the Texas City export terminal joint venture. Capital for well connections across all basins, plant connections, maintenance and synergy-related projects is also included. Expected 2026 Performance Drivers: Natural Gas Liquids • Full-year contribution from the Easton NGL asset integration and Mid-Continent connections. • Full-year contribution from the Elk Creek and West Texas NGL pipeline expansions. • Approximately 90% fee-based earnings. Refined Products and Crude • An increase in refined products demand across ONEOK’s system. • Partial-year benefit from the completion of the Denver-area refined products expansion. • Full-year contribution from crude oil export expansions. • Approximately 90% fee-based earnings.

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 5 -more- Natural Gas Gathering and Processing • Completed natural gas processing projects in the Permian Basin and the integration of expanded assets in the Mid-Continent region. • Approximately 90% fee-based earnings with commodity exposure approximately 75% hedged. Natural Gas Pipelines • Approximately 95% of transportation capacity contracted. • Contributions from Oklahoma natural gas storage expansions. • Contributions from Louisiana pipeline system compression expansion. • Approximately 85% fee-based earnings. Additional guidance information: https://ir.oneok.com/financial-information/financial- reports. 2025 BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Years Ended Dec. 31, Dec. 31, Natural Gas Liquids Segment 2025 2024 2025 2024 (Millions of dollars) Adjusted EBITDA $ 723 $ 696 $ 2,779 $ 2,543 Capital expenditures $ 234 $ 202 $ 758 $ 987 The increase in fourth-quarter 2025 adjusted EBITDA, compared with fourth quarter 2024, primarily reflects: • A $17 million increase in exchange services due primarily to: ◦ $26 million from higher volumes in the Rocky Mountain region; and ◦ $21 million from higher volumes in the Gulf Coast region; offset partially by ◦ $15 million from narrower product price differentials; ◦ $7 million from lower average fee rates in the Mid-Continent region; and ◦ $6 million from lower volumes in the Mid-Continent region; • A $12 million increase due to adjusted EBITDA from EnLink; and • A $5 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs held in inventory; offset partially by • A $9 million decrease in transportation and storage due primarily to higher third- party storage costs and lower storage revenue.

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18%

Feb. 23, 2026

Page 6

The increase in adjusted EBITDA for the full year 2025, compared with 2024, primarily reflects:

- A $183 million increase due to adjusted EBITDA from EnLink;
- A $39 million increase in exchange services due primarily to:
  - $94 million from higher volumes in the Rocky Mountain region; *and*
  - $27 million from higher average fee rates in the Rocky Mountain region; *offset partially by*
  - $44 million from lower average fee rates in the Mid-Continent region;
  - $21 million from lower volumes in the Mid-Continent region; *and*
  - $20 million from higher transportation costs and higher inventory of unfractionated NGLs; *and*
- A $31 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs held in inventory; *offset by*
- A $16 million increase in operating costs due primarily to higher employee-related costs associated with the growth of ONEOK's operations.

Refined Products and Crude Segment

	Three Months Ended Dec. 31,		Years Ended Dec. 31,	
Refined Products and Crude Segment	**2025**	**2024**	**2025**	**2024**
		(Millions of dollars)		
Adjusted EBITDA	**$ 567**	$ 603	**$ 2,177**	$ 1,892
Capital expenditures	**$ 213**	$ 96	**$ 752**	$ 216

The decrease in fourth-quarter 2025 adjusted EBITDA, compared with fourth quarter 2024, primarily reflects:

- An $87 million decrease in adjusted EBITDA from unconsolidated affiliates due primarily to lower earnings on BridgeTex Pipeline associated with the nonrecurring recognition of deferred revenue in 2024; *offset by*
- A $23 million increase due to adjusted EBITDA from Medallion and EnLink;
- A $15 million decrease in operating costs due primarily to lower employee-related costs and property taxes; *and*
- A $12 million increase in optimization and marketing due primarily to higher liquids blending volumes.

The increase in adjusted EBITDA for the full year 2025, compared with 2024, primarily reflects:

- A $295 million increase due to adjusted EBITDA from Medallion and EnLink;
- A $55 million decrease in operating costs due primarily to $40 million of lower outside services and $13 million of lower property taxes; *and*

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ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 7 -more- • A $28 million increase due primarily to the sale of environmental credits generated by ONEOK’s liquids blending business; offset by • An $81 million decrease in adjusted EBITDA from unconsolidated affiliates due primarily to lower earnings on BridgeTex Pipeline associated with the nonrecurring recognition of deferred revenue in 2024; and • A $10 million decrease in optimization and marketing due primarily to lower liquids blending margins. Natural Gas Gathering and Processing Segment Three Months Ended Years Ended Dec. 31, Dec. 31, Natural Gas Gathering and Processing Segment 2025 2024 2025 2024 (Millions of dollars) Adjusted EBITDA $ 541 $ 489 $ 2,138 $ 1,484 Capital expenditures $ 430 $ 173 $ 1,314 $ 492 The increase in fourth-quarter 2025 adjusted EBITDA, compared with fourth quarter 2024, primarily reflects: • A $37 million increase due to adjusted EBITDA from EnLink; • A $37 million increase from higher volumes due to increased production in all regions; • A $21 million increase due primarily to one-time contract settlements in the fourth quarter 2025; and • A $9 million decrease in operating costs due primarily to lower employee-related costs; offset by • A $36 million decrease due primarily to lower realized prices, primarily NGL prices, net of hedging; and • A $16 million decrease from the divestiture of certain nonstrategic assets in 2024. The increase in adjusted EBITDA for the full year 2025, compared with 2024, primarily reflects: • A $740 million increase due to adjusted EBITDA from EnLink; and • A $99 million increase from higher volumes due primarily to increased production in the Mid-Continent and Rocky Mountain regions; offset by • A $122 million decrease due to lower realized prices, primarily NGL prices, net of hedging; and • An $81 million decrease from the divestiture of certain nonstrategic assets in 2024.

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 8 -more- Natural Gas Pipelines Segment Three Months Ended Years Ended Dec. 31, Dec. 31, Natural Gas Pipelines Segment 2025 2024 2025 2024 (Millions of dollars) Adjusted EBITDA $ 261 $ 417 $ 861 $ 900 Capital expenditures $ 68 $ 71 $ 237 $ 258 The decrease in fourth-quarter 2025 adjusted EBITDA, compared with fourth quarter 2024, primarily reflects: • A $264 million decrease due to the interstate natural gas pipeline divestiture in 2024; partially offset by • A $34 million increase due to adjusted EBITDA from EnLink; • A $33 million increase due to optimization and marketing activity; and • A $13 million increase in transportation services due primarily to higher transportation rates and volumes. The decrease in adjusted EBITDA for the full year 2025, compared with 2024, primarily reflects: • A $359 million decrease due to the interstate natural gas pipeline divestiture in 2024; offset by • A $253 million increase due to adjusted EBITDA from EnLink; • A $33 million increase due to optimization and marketing activity; • A $14 million increase in storage services due primarily to increased storage volumes; and • A $12 million increase in transportation services due primarily to higher transportation rates and volumes. EARNINGS CONFERENCE CALL AND WEBCAST: Members of ONEOK’s management team will participate in a conference call at 11 a.m. Eastern (10 a.m. Central) on Feb. 24, 2026. The call will also be webcast. To participate in the conference call, dial 800-225-9448, conference ID: OKE4Q25, or log on to the webcast at www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 800-839-3612.

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 9 -more- LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), a non-GAAP financial metric used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, and other noncash items; and includes adjusted EBITDA from the company’s unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings from investments. Adjusted EBITDA from unconsolidated affiliates is calculated consistently with the definition above and excludes items such as interest expense, depreciation and amortization, income taxes and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables available on ONEOK’s website. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 10 -more- expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities; • the impact of unfavorable economic and market conditions, inflationary pressures, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the economic or other impact of announced or future tariffs, including inflationary impacts; • the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability; • the impact of reduced volatility in energy prices or new government regulations that could discourage our storage customers from holding positions in Refined Products, crude oil and natural gas; • our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities; • the impact of scrutiny and conflicting stakeholder expectations regarding ESG issues, including climate change, and risks associated with the physical and financial impacts of climate change; • risks associated with operational hazards and unforeseen interruptions at our operations; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • the risk of increased costs for insurance premiums or less favorable coverage; • demand for our services and products in the proximity of our facilities; • risks associated with our ability to hedge against commodity price risks or interest rate risks; • a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems, and terrorist attacks, including cyber sabotage; • exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities; • the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes; • our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment; • the impact of changes in estimation, type of commodity and other factors on our measurement adjustments; • excess capacity on our pipelines, processing, fractionation, terminal and storage assets; • risks associated with the period of time our assets have been in service; • our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows; • our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree; • our reliance on others to construct and/or operate certain joint-venture assets and to provide other services; • our ability to use net operating losses and certain tax attributes; • increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater; • impacts of regulatory oversight and potential penalties on our business; • risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate; • the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.;

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 11 -more- • incurrence of significant costs to comply with the regulation of greenhouse gas emissions; • the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies; • the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • an event of default may require us to offer to repurchase certain of our or ONEOK Partners’ senior notes or may impair our ability to access capital; • the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes; • use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners’ indebtedness; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • our ability to effectively manage our expanded operations following the closing of recent and potential future acquisitions; • our ability to pay dividends; • our exposure to the credit risk of our customers or counterparties; • a shortage of skilled labor; • misconduct or other improper activities engaged in by our employees; • the impact of potential impairment charges; • the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees; • our ability to maintain an effective system of internal controls; and • the risk factors listed in the reports we have filed and may file with the SEC. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Other than as required under securities laws, ONEOK undertakes no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. Contacts: Investor Relations: Megan Patterson 918-561-5325 ONEOKInvestorRelations@oneok.com Media Relations: Charlsey Phillips 918-510-1664 Media@oneok.com ###

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Years Ended Dec. 31, Dec. 31, (Unaudited) 2025 2024 2025 2024 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 7,824 $ 5,775 $ 28,878 $ 17,780 Services and other 1,241 1,225 4,751 3,918 Total revenues 9,065 7,000 33,629 21,698 Cost of sales and fuel (exclusive of items shown separately below) 6,396 4,496 23,373 13,311 Operations and maintenance 673 681 2,585 2,162 Depreciation and amortization 388 344 1,514 1,134 General taxes 94 95 378 334 Transaction costs 7 56 81 73 Other operating income, net (25) (240) (43) (305) Operating income 1,532 1,568 5,741 4,989 Equity in net earnings from investments 105 183 386 439 Other income, net 68 25 146 53 Interest expense (net of capitalized interest of $27, $15, $68 and $62, respectively) (453) (448) (1,783) (1,371) Income before income taxes 1,252 1,328 4,490 4,110 Income taxes (274) (328) (1,028) (998) Net income 978 1,000 3,462 3,112 Less: Net income attributable to noncontrolling interests 1 77 69 77 Net income attributable to ONEOK 977 923 3,393 3,035 Less: Preferred stock dividends — — — 1 Net income available to common shareholders $ 977 $ 923 $ 3,393 $ 3,034 Basic earnings per common share $ 1.55 $ 1.58 $ 5.43 $ 5.19 Diluted earnings per common share $ 1.55 $ 1.57 $ 5.42 $ 5.17 Average shares (millions) Basic 630.0 584.7 624.8 584.6 Diluted 631.2 586.8 625.9 586.5

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS Dec. 31, (Unaudited) 2025 2024 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 78 $ 733 Accounts receivable, net 3,010 2,326 Inventories 948 748 Other current assets 452 431 Total current assets 4,488 4,238 Property, plant and equipment Property, plant and equipment 55,489 52,274 Accumulated depreciation and amortization 7,628 6,339 Net property, plant and equipment 47,861 45,935 Other assets Investments in unconsolidated affiliates 2,889 2,316 Goodwill 8,058 8,091 Intangible assets, net 2,901 3,039 Other assets 444 450 Total other assets 14,292 13,896 Total assets $ 66,641 $ 64,069

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) Dec. 31, (Unaudited) 2025 2024 Liabilities and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 1,241 $ 1,059 Short-term borrowings 820 — Accounts payable 2,838 2,187 Commodity imbalances 217 260 Accrued interest 499 511 Other current liabilities 750 702 Total current liabilities 6,365 4,719 Long-term debt, excluding current maturities 30,755 31,018 Deferred credits and other liabilities Deferred income taxes 6,349 5,451 Other deferred credits 603 748 Total deferred credits and other liabilities 6,952 6,199 Commitments and contingencies Equity Preferred stock, $0.01 par value: authorized 100,000,000 shares; issued and outstanding 0 shares at Dec. 31, 2025; issued and outstanding 20,000 shares at Dec. 31, 2024 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 655,909,018 shares and outstanding 629,707,691 shares at Dec. 31, 2025; issued 609,713,834 shares and outstanding 583,110,633 shares at Dec. 31, 2024 7 6 Paid-in capital 20,961 16,354 Accumulated other comprehensive loss (27) (96) Retained earnings 2,373 1,579 Treasury stock, at cost: 26,201,327 shares at Dec. 31, 2025, and 26,603,201 shares at Dec. 31, 2024 (829) (807) Total ONEOK shareholders’ equity 22,485 17,036 Noncontrolling interests in consolidated subsidiaries 84 5,097 Total equity 22,569 22,133 Total liabilities and equity $ 66,641 $ 64,069

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 15 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended Dec. 31, (Unaudited) 2025 2024 (Millions of dollars) Operating activities Net income $ 3,462 $ 3,112 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 1,514 1,134 Equity in net earnings from investments (386) (439) Distributions received from unconsolidated affiliates 397 390 Deferred income taxes 957 889 Gain on sale of business — (227) Other, net 35 72 Changes in assets and liabilities: Accounts receivable (683) 49 Inventories, net of commodity imbalances (263) 17 Accounts payable 671 114 Other assets and liabilities, net (105) (223) Cash provided by operating activities 5,599 4,888 Investing activities Capital expenditures (less allowance for equity funds used during construction) (3,152) (2,021) Cash paid for acquisitions, net of cash acquired (25) (5,829) Proceeds from the sale of business — 1,200 Purchases of and contributions to unconsolidated affiliates (622) (111) Other, net 48 149 Cash used in investing activities (3,751) (6,612) Financing activities Dividends paid (2,583) (2,313) Short-term borrowings, net 820 — Issuance of long-term debt, net of discounts 2,989 7,094 Debt financing costs (32) (67) Repurchase of common stock (75) (159) Delaware Basin JV acquisition (550) — Extinguishment of long-term debt (2,979) (2,003) Repurchase of EnLink’s Series C Preferred Units — (365) Other, net (93) (68) Cash provided by (used in) financing activities (2,503) 2,119 Change in cash and cash equivalents (655) 395 Cash and cash equivalents at beginning of period 733 338 Cash and cash equivalents at end of period $ 78 $ 733 Supplemental cash flow information: Cash paid for interest, net of amounts capitalized $ 1,732 $ 1,297

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18%

Feb. 23, 2026

Page 16

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(*Unaudited*)	Three Months Ended Dec. 31, 2025	Three Months Ended Dec. 31, 2024	Years Ended Dec. 31, 2025	Years Ended Dec. 31, 2024
	(*Millions of dollars, except as noted*)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 208**	$ 209	**$ 801**	$ 728
Depreciation and amortization	**$ 127**	$ 101	**$ 468**	$ 361
Adjusted EBITDA from unconsolidated affiliates	**$ 25**	$ 25	**$ 101**	$ 95
Adjusted EBITDA	**$ 723**	$ 696	**$ 2,779**	$ 2,543
Raw feed throughput (*MBbl/d*) (a)	**1,586**	1,306	**1,496**	1,309
Average Conway-to-Mont Belvieu Oil Price Information Service price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.05**	$ 0.03	**$ 0.02**	$ 0.01
Capital expenditures	**$ 234**	$ 202	**$ 758**	$ 987

(a) Represents physical raw feed volumes for which ONEOK provides transportation and/or fractionation services and excludes EnLink in 2024.

Refined Products and Crude				
Operating costs, excluding noncash compensation adjustments	**$ 227**	$ 231	**$ 879**	$ 857
Depreciation and amortization	**$ 108**	$ 100	**$ 438**	$ 354
Adjusted EBITDA from unconsolidated affiliates	**$ 44**	$ 130	**$ 166**	$ 247
Adjusted EBITDA	**$ 567**	$ 603	**$ 2,177**	$ 1,892
Refined products volume shipped (*MBbl/d*) (a)	**1,670**	1,521	**1,526**	1,512
Crude oil volume shipped (*MBbl/d*) (a)	**1,697**	839	**1,784**	783
Capital expenditures	**$ 213**	$ 96	**$ 752**	$ 216

(a) Includes volumes for consolidated entities only and excludes Medallion and EnLink in 2024.

Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 244**	$ 234	**$ 960**	$ 583
Depreciation and amortization	**$ 127**	$ 110	**$ 501**	$ 325
Adjusted EBITDA from unconsolidated affiliates	**$ 1**	$ —	**$ 5**	$ 3
Adjusted EBITDA	**$ 541**	$ 489	**$ 2,138**	$ 1,484
Natural gas processed (*MMcf/d*) (a)	**5,706**	2,342	**5,588**	2,317
Capital expenditures	**$ 430**	$ 173	**$ 1,314**	$ 492

(a) Includes volumes for consolidated entities only and excludes EnLink in 2024. Includes volumes ONEOK processed at company-owned and third-party facilities.

Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 62**	$ 74	**$ 224**	$ 225
Depreciation and amortization	**$ 25**	$ 31	**$ 98**	$ 88
Adjusted EBITDA from unconsolidated affiliates	**$ 65**	$ 54	**$ 244**	$ 187
Adjusted EBITDA	**$ 261**	$ 417	**$ 861**	$ 900
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,509**	8,395	**7,315**	8,176
Transportation capacity contracted (a)	**91 %**	98 %	**91 %**	97 %
Capital expenditures	**$ 68**	$ 71	**$ 237**	$ 258

(a) Includes volumes for consolidated entities only and excludes EnLink in 2024.

-more-

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 17 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Years Ended Dec. 31, Dec. 31, (Unaudited) 2025 2024 2025 2024 (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 978 $ 1,000 $ 3,462 $ 3,112 Interest expense, net of capitalized interest 453 448 1,783 1,371 Depreciation and amortization 388 344 1,514 1,134 Income taxes 274 328 1,028 998 Adjusted EBITDA from unconsolidated affiliates 135 209 516 532 Equity in net earnings from investments (105) (183) (386) (439) Noncash compensation expense and other (a) 22 28 103 76 Adjusted EBITDA (a) (b) (c) $ 2,145 $ 2,174 $ 8,020 $ 6,784 Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment adjusted EBITDA: Natural Gas Gathering and Processing $ 541 $ 489 $ 2,138 $ 1,484 Natural Gas Liquids 723 696 2,779 2,543 Natural Gas Pipelines (c) 261 417 861 900 Refined Products and Crude 567 603 2,177 1,892 Other (a) 53 (31) 65 (35) Adjusted EBITDA (a) (b) (c) $ 2,145 $ 2,174 $ 8,020 $ 6,784 (a) The three months and year ended Dec. 31, 2025, include transaction costs related to ONEOK’s acquisitions of $6 million and $65 million, respectively, included within other and $1 million and $16 million, respectively, included within noncash compensation expense and other. (b) The three months and year ended Dec. 31, 2024, include transaction costs related to ONEOK’s acquisitions of $56 million and $73 million. (c) The three months and year ended Dec. 31, 2024, include a gain of $227 million from the interstate natural gas pipeline divestiture.

ONEOK Announces Higher Full-Year 2025 Earnings: Net Income up 11%, Adjusted EBITDA up 18% Feb. 23, 2026 Page 18 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2026 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $3,190 - $3,710 Interest expense, net of capitalized interest 1,835 - 1,735 Depreciation and amortization 1,600 - 1,520 Income taxes 980 - 1,160 Adjusted EBITDA from unconsolidated affiliates 560 - 520 Equity in net earnings from investments (365) - (425) Noncash compensation expense and other 100 - 80 Adjusted EBITDA $7,900 - $8,300 Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment adjusted EBITDA: Natural Gas Liquids $2,775 - $2,915 Refined Products and Crude 2,175 - 2,275 Natural Gas Gathering and Processing 2,105 - 2,215 Natural Gas Pipelines 825 - 865 Other 20 - 30 Adjusted EBITDA $7,900 - $8,300